Exhibit 99.1

E V E R C O R E
EVERCORE REPORTS FOURTH QUARTER AND FULL YEAR 2024 RESULTS;
QUARTERLY DIVIDEND OF $0.80 PER SHARE

	Fourth Quarter Results				Full Year Results
	U.S. GAAP		Adjusted		U.S. GAAP		Adjusted
	Q4 2024	Q4 2023	Q4 2024	Q4 2023	2024	2023	2024	2023
Net Revenues ($ mm)	$975.3	$784.2	$980.5	$790.3	$2,979.6	$2,425.9	$3,002.6	$2,449.3
Operating Income ($ mm)	$212.6	$117.7	$217.7	$123.9	$526.9	$359.1	$557.3	$385.4
Net Income Attributable to Evercore Inc. ($ mm)	$140.4	$82.7	$153.2	$87.8	$378.3	$255.5	$415.8	$276.9
Diluted Earnings Per Share	$3.30	$2.03	$3.41	$2.02	$9.08	$6.37	$9.42	$6.46
Compensation Ratio	65.6%	71.4%	65.2%	70.8%	66.3%	68.3%	65.7%	67.6%
Operating Margin	21.8%	15.0%	22.2%	15.7%	17.7%	14.8%	18.6%	15.7%

Business and Financial Highlights	■
Fourth Quarter and Full Year Net Revenues were $975.3 million and $3.0 billion, respectively, on a U.S. GAAP basis and $980.5 million and $3.0 billion, respectively, on an Adjusted basis, representing the second best Quarter and Full Year by both measures. Fourth Quarter and Full Year 2024 Net Revenues increased 24% and 23%, respectively, on both a U.S. GAAP basis and an Adjusted basis versus 2023

■
Fourth Quarter Operating Income of $212.6 million and $217.7 million on a U.S. GAAP and an Adjusted basis, respectively, increased 81% and 76%, respectively versus 2023; Fourth Quarter Operating Margins of 21.8% and 22.2% on a U.S. GAAP basis and an Adjusted basis, respectively, increased 679 and 653 basis points, respectively, versus 2023

	■	In Strategic Advisory, Evercore advised on three of the top seven globally announced transactions in 2024. In the fourth quarter, we advised on some notable and complex transactions, including:

■ Summit Materials on its sale to Quikrete for $11.5 billion

■ Warner Bros. Discovery on its new corporate structure
■ Vivendi on the partial demergers of Canal+ (€3.5 billion) and Louis Hachette Group (€1.2 billion) and the spin-off of Havas (€1.8 billion)

	■	In the early weeks of 2025, we continue to see strong momentum and we were lead financial advisor to Calpine on its sale to Constellation Energy for $29.1 billion, which is currently the largest announced transaction year-to-date

	■	Our Private Capital Advisory and Private Funds Group each had their best year on record, highlighting the strength of our market-leading franchises

	■	In 2024, Evercore was a bookrunner on two of the top 10 U.S. Equity and Equity-Linked offerings, including lead-left bookrunner on Diamondback Energy Inc.’s $2.6 billion follow-on

■ Evercore was lead-left bookrunner on six transactions in the year, of which five were follow-ons and one convertible

	■	Our Equities business had its strongest full year revenue since 2016, demonstrating the strength of our client franchise

	■	Evercore ISI was recognized by Extel (formerly Institutional Investor) as the #1 Firm on a weighted basis in U.S. Equity Research for the third consecutive year, and for having the most #1 ranked analysts among Wall Street firms for the second consecutive year

Talent	■	Three Investment Banking Senior Managing Directors (SMDs) joined Evercore in the fourth quarter; Katrina Niehaus in the Structured Capital Solutions Group as well as Eric Neveux and Graham Nix, in the Financial Institutions Group

	■	Since our last earnings call, one Investment Banking SMD has committed to join Evercore in our Healthcare group

Capital Return	■	Quarterly dividend of $0.80 per share

	■	Returned $590.6 million to shareholders during 2024 through dividends and repurchases of 2.3 million shares at an average price of $193.40

NEW YORK, February 5, 2025 – Evercore Inc. (NYSE: EVR) today announced its results for the fourth quarter and full year ended December 31, 2024.

LEADERSHIP COMMENTARY

John S. Weinberg, Chairman and Chief Executive Officer, "We are pleased with our performance in 2024, as we continue to intensively cover our clients and broaden our coverage. We begin 2025 with strong momentum and we expect the market to continue to gradually improve throughout the year."

Roger C. Altman, Founder and Senior Chairman, "Evercore just had its second strongest year in terms of revenue and has considerable momentum going into 2025. The breadth and competitiveness of the Firm, at least in my view, has never been stronger."

Evercore's quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Business Segments:

Evercore's business results are categorized into two segments: Investment Banking & Equities and Investment Management. Investment Banking & Equities includes providing advice to clients on mergers, acquisitions, divestitures and other strategic corporate transactions, as well as services related to securities underwriting, private placement services and commissions for agency-based equity trading services and equity research. Investment Management includes Wealth Management and interests in private equity funds which are not managed by the Company, as well as advising third-party investors through affiliates. See pages A-2 to A-8 for further information and reconciliations of these segment results to our U.S. GAAP consolidated results.

Non-GAAP Measures:

Throughout this release certain information is presented on an adjusted basis, which is a non-GAAP measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), and then those results are adjusted to exclude certain items and reflect the conversion of certain Evercore LP Units into Class A shares. Evercore believes that the disclosed adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

In the third quarter of 2024, the Company sold its remaining ownership interest in ABS. The gain on the sale has been excluded from Adjusted Net Revenues.

In the third quarter of 2024, the Company agreed to the redemption of its interest in Luminis, such that it no longer has an equity interest in Luminis following the redemption. The Company received no consideration in respect of the redemption. As a result, the Company incurred a loss in the third quarter of 2024 associated with the write-off of the remaining carrying value of its investment, included within Special Charges, Including Business Realignment Costs, as well as the release of cumulative foreign exchange losses, included within Other Revenue, net. These charges in 2024 have been excluded from Adjusted Net Income Attributable to Evercore Inc.

Evercore's Adjusted Diluted Shares Outstanding for the three and twelve months ended December 31, 2024 were higher than U.S. GAAP as a result of the inclusion of certain Evercore LP Units and Unvested Restricted Stock Units.

Further details of these adjustments, as well as an explanation of similar amounts for the three and twelve months ended December 31, 2023 are included in pages A-2 to A-8.

Selected Financial Data – U.S. GAAP Results

The following is a discussion of Evercore's consolidated results on a U.S. GAAP basis. See pages A-5 to A-7 for our business segment results.

Net Revenues

	U.S. GAAP
	Three Months Ended			Twelve Months Ended
	December 31, 2024	December 31, 2023	% Change	December 31, 2024	December 31, 2023	% Change
	(dollars in thousands)
Investment Banking & Equities:
Advisory Fees	$849,556	$659,338	29%	$2,440,605	$1,963,857	24%
Underwriting Fees	26,401	19,119	38%	157,067	111,016	41%
Commissions and Related Revenue	58,049	55,979	4%	214,045	202,789	6%
Investment Management:
Asset Management and Administration Fees	21,096	17,204	23%	79,550	67,041	19%
Other Revenue, net	20,230	32,527	(38%)	88,326	81,246	9%
Net Revenues	$975,332	$784,167	24%	$2,979,593	$2,425,949	23%

	Three Months Ended			Twelve Months Ended
	December 31, 2024	December 31, 2023	% Change	December 31, 2024	December 31, 2023	% Change
Total Number of Fees from Advisory and Underwriting Client Transactions(1)	322	310	4%	748	666	12%
Total Number of Fees of at Least $1 million from Advisory and Underwriting Client Transactions(1)	159	137	16%	457	378	21%

Total Number of Underwriting Transactions(1)	12	7	71%	65	47	38%
Total Number of Underwriting Transactions as a Bookrunner(1)	10	7	43%	55	43	28%

1. Includes Equity and Debt Underwriting Transactions.

	As of December 31,
	2024	2023	% Change
Assets Under Management ($ mm)(1)	$13,898	$12,272	13%

1. Assets Under Management reflect end of period amounts from our consolidated Wealth Management business.

Advisory Fees – Fourth quarter Advisory Fees increased $190.2 million, or 29%, year-over-year, and full year Advisory Fees increased $476.7 million, or 24%, year-over-year, reflecting an increase in revenue earned from large transactions and an increase in the number of advisory fees earned during 2024.

Underwriting Fees – Fourth quarter Underwriting Fees increased $7.3 million, or 38%, year-over-year, and full year Underwriting Fees increased $46.1 million, or 41%, year-over-year, reflecting an increase in the number of transactions we participated in during 2024.

Commissions and Related Revenue – Fourth quarter Commissions and Related Revenue increased $2.1 million, or 4%, year-over-year, and full year Commissions and Related Revenue increased $11.3 million, or 6%, year-over-year, primarily reflecting higher trading commissions and subscription fees.

Asset Management and Administration Fees – Fourth quarter Asset Management and Administration Fees increased $3.9 million, or 23%, year-over-year, and full year Asset Management and Administration

Fees increased $12.5 million, or 19%, year-over-year, driven by an increase in fees from Wealth Management clients, as associated AUM increased 13%, primarily from market appreciation.

Other Revenue – Fourth quarter Other Revenue, net, decreased $12.3 million, or 38%, year-over-year, primarily reflecting lower gains on our investment funds portfolio. Full year Other Revenue, net, increased $7.1 million, or 9%, year-over-year, primarily reflecting higher interest income, as well as higher performance of our investment funds portfolio. The investment funds portfolio is used as an economic hedge against our deferred cash compensation program.

Expenses

	U.S. GAAP
	Three Months Ended			Twelve Months Ended
	December 31, 2024	December 31, 2023	% Change	December 31, 2024	December 31, 2023	% Change
	(dollars in thousands)
Employee Compensation and Benefits	$639,386	$559,899	14%	$1,974,036	$1,656,875	19%
Compensation Ratio	65.6%	71.4%		66.3%	68.3%
Non-Compensation Costs	$123,388	$106,579	16%	$471,338	$407,018	16%
Non-Compensation Ratio	12.7%	13.6%		15.8%	16.8%
Special Charges, Including Business Realignment Costs	$—	$—	NM	$7,305	$2,921	150%

Employee Compensation and Benefits – Fourth quarter Employee Compensation and Benefits increased $79.5 million, or 14%, year-over-year, reflecting a compensation ratio of 65.6% for the fourth quarter of 2024 versus 71.4% for the prior year period. The increase in Employee Compensation and Benefits compared to the prior year period principally reflects a higher accrual for incentive compensation, higher base salaries and higher compensation expense related to senior new hires. The Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. Full year Employee Compensation and Benefits increased $317.2 million, or 19%, year-over-year, reflecting a full year compensation ratio of 66.3% versus 68.3% for the prior year period. The increase in Employee Compensation and Benefits compared to the prior year period principally reflects a higher accrual for incentive compensation, higher base salaries and higher compensation expense related to senior new hires. The Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. See "Deferred Compensation" for more information.

Non-Compensation Costs – Fourth quarter Non-Compensation Costs increased $16.8 million, or 16%, year-over-year, primarily driven by an increase in professional fees and occupancy and equipment rental expense, primarily related to an increase in office space, as well as an increase in travel and related expenses, largely due to higher levels of business activity and increased headcount. The fourth quarter Non-Compensation ratio of 12.7% decreased from 13.6% for the prior year period. The Non-Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. Full year Non-Compensation Costs increased $64.3 million, or 16%, year-over-year, primarily driven by an increase in professional fees and travel and related expenses, largely due to higher levels of business activity and increased headcount, as well as an increase in communications and information services, principally reflecting higher expenses associated with license fees and research services in 2024. The full year Non-Compensation ratio of 15.8% decreased from 16.8% for the prior year period. The Non-Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period.

Special Charges, Including Business Realignment Costs – Full year 2024 Special Charges, Including Business Realignment Costs, relate to the write-off of the remaining carrying value of the Company's investment in Luminis in connection with the redemption of the Company's interest. See page 3 for further information.

Full year 2023 Special Charges, Including Business Realignment Costs, relate to the write-off of non-recoverable assets in connection with the wind-down of the Company's operations in Mexico.

Effective Tax Rate

The fourth quarter effective tax rate was 27.5% versus 23.1% for the prior year period. The full year effective tax rate was 21.6% versus 22.0% for the prior year period. The effective tax rate is principally impacted by an increase in non-deductible expenses, state and local apportionment adjustments and the deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price. The full year provision for income taxes for 2024 reflects an additional tax benefit of $35.1 million versus $13.7 million for the prior year period, due to the net impact associated with the appreciation in our share price upon vesting of employee share-based awards above the original grant price.

Selected Financial Data – Adjusted Results

The following is a discussion of Evercore's consolidated results on an Adjusted basis. See pages 3 and A-2 to A-8 for further information and reconciliations of these metrics to our U.S. GAAP results. See pages A-5 to A-7 for our business segment results.

Adjusted Net Revenues

	Adjusted
	Three Months Ended			Twelve Months Ended
	December 31, 2024	December 31, 2023	% Change	December 31, 2024	December 31, 2023	% Change
	(dollars in thousands)
Investment Banking & Equities:
Advisory Fees(1)	$849,587	$659,564	29%	$2,441,678	$1,964,477	24%
Underwriting Fees	26,401	19,119	38%	157,067	111,016	41%
Commissions and Related Revenue	58,049	55,979	4%	214,045	202,789	6%
Investment Management:
Asset Management and Administration Fees(2)	22,042	18,959	16%	84,708	73,076	16%
Other Revenue, net	24,423	36,708	(33%)	105,137	97,963	7%
Net Revenues	$980,502	$790,329	24%	$3,002,635	$2,449,321	23%

1. Advisory Fees on an Adjusted basis reflect the reclassification of earnings related to our equity method investments in Luminis (through September 2024) and Seneca Evercore of $0.03 million and $1.1 million for the three and twelve months ended December 31, 2024, respectively, and $0.2 million and $0.6 million for the three and twelve months ended December 31, 2023, respectively.
2. Asset Management and Administration Fees on an Adjusted basis reflect the reclassification of earnings related to our equity method investments in Atalanta Sosnoff and ABS (through July 2024) of $0.9 million and $5.2 million for the three and twelve months ended December 31, 2024, respectively, and $1.8 million and $6.0 million for the three and twelve months ended December 31, 2023, respectively.

See page 4 for additional business metrics.

Advisory Fees – Fourth quarter adjusted Advisory Fees increased $190.0 million, or 29%, year-over-year, and full year adjusted Advisory Fees increased $477.2 million, or 24%, year-over-year, reflecting an increase in revenue earned from large transactions and an increase in the number of advisory fees earned during 2024.

Underwriting Fees – Fourth quarter Underwriting Fees increased $7.3 million, or 38%, year-over-year, and full year Underwriting Fees increased $46.1 million, or 41%, year-over-year, reflecting an increase in the number of transactions we participated in during 2024.

Commissions and Related Revenue – Fourth quarter Commissions and Related Revenue increased $2.1 million, or 4%, year-over-year, and full year Commissions and Related Revenue increased $11.3 million, or 6%, year-over-year, primarily reflecting higher trading commissions and subscription fees.

Asset Management and Administration Fees – Fourth quarter adjusted Asset Management and Administration Fees increased $3.1 million, or 16%, year-over-year, driven by an increase in fees from Wealth Management clients, as associated AUM increased 13%, primarily from market appreciation. The increase was partially offset by a 46% decrease in equity in earnings of affiliates, reflecting the sale of the remaining portion of our interest in ABS during the third quarter of 2024. Full year adjusted Asset Management and Administration Fees increased $11.6 million, or 16%, year-over-year, driven by an increase in fees from Wealth Management clients, as associated AUM increased 13%, primarily from market appreciation. The increase was partially offset by a 15% decrease in equity in earnings of affiliates, reflecting the sale of the remaining portion of our interest in ABS during the third quarter of 2024.

Other Revenue – Fourth quarter adjusted Other Revenue, net, decreased $12.3 million, or 33%, year-over-year, primarily reflecting lower gains on our investment funds portfolio. Full year adjusted Other Revenue, net, increased $7.2 million, or 7%, year-over-year, primarily reflecting higher interest income, as well as higher performance of our investment funds portfolio. The investment funds portfolio is used as an economic hedge against our deferred cash compensation program.

Adjusted Expenses

	Adjusted
	Three Months Ended			Twelve Months Ended
	December 31, 2024	December 31, 2023	% Change	December 31, 2024	December 31, 2023	% Change
	(dollars in thousands)
Employee Compensation and Benefits	$639,386	$559,899	14%	$1,974,036	$1,656,875	19%
Compensation Ratio	65.2%	70.8%		65.7%	67.6%
Non-Compensation Costs	$123,388	$106,579	16%	$471,338	$407,018	16%
Non-Compensation Ratio	12.6%	13.5%		15.7%	16.6%

Employee Compensation and Benefits – Fourth quarter adjusted Employee Compensation and Benefits increased $79.5 million, or 14%, year-over-year, reflecting an adjusted compensation ratio of 65.2% for the fourth quarter of 2024 versus 70.8% for the prior year period. The increase in adjusted Employee Compensation and Benefits compared to the prior year period principally reflects a higher accrual for incentive compensation, higher base salaries and higher compensation expense related to senior new hires. The adjusted Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. Full year adjusted Employee Compensation and Benefits increased $317.2 million, or 19%, year-over-year, reflecting a full year adjusted compensation ratio of 65.7% versus 67.6% for the prior year period. The increase in adjusted Employee Compensation and Benefits compared to the prior year period principally reflects a higher accrual for incentive compensation, higher base salaries and higher compensation expense related to senior new hires. The adjusted Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. See "Deferred Compensation" for more information.

Non-Compensation Costs – Fourth quarter adjusted Non-Compensation Costs increased $16.8 million, or 16%, year-over-year, primarily driven by an increase in professional fees and occupancy and equipment rental expense, primarily related to an increase in office space, as well as an increase in travel and related expenses, largely due to higher levels of business activity and increased headcount. The fourth quarter adjusted Non-Compensation ratio of 12.6% decreased from 13.5% for the prior year period. The adjusted Non-Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. Full year adjusted Non-Compensation Costs increased $64.3 million, or 16%, year-over-year, primarily driven by an increase in professional fees and travel and related expenses, largely due to higher levels of business activity and increased headcount, as well as an increase in communications and information services, principally reflecting higher expenses associated with license fees and research services in 2024. The full year adjusted Non-Compensation ratio of 15.7% decreased from 16.6% for the prior year period. The adjusted Non-Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period.

Adjusted Effective Tax Rate

The fourth quarter adjusted effective tax rate was 27.3% versus 25.3% for the prior year period. The full year adjusted effective tax rate was 21.8% versus 23.4% for the prior year period. The adjusted effective tax rate is principally impacted by an increase in non-deductible expenses, state and local apportionment adjustments and the deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price. The full year adjusted provision for income taxes for 2024 reflects an additional tax benefit of $36.6 million versus $14.8 million for the prior year period, due to the net impact associated with the appreciation in our share price upon vesting of employee share-based awards above the original grant price.

Liquidity

The Company continues to maintain a strong balance sheet. As of December 31, 2024, cash and cash equivalents were $873.0 million, investment securities and certificates of deposit were $1.5 billion and current assets exceeded current liabilities by $1.8 billion. Amounts due related to the Notes Payable were $373.9 million at December 31, 2024.

Headcount

As of December 31, 2024 and 2023, the Company employed approximately 2,380 and 2,195 people, respectively, worldwide.

As of December 31, 2024 and 2023, the Company employed 184(1) and 174(2) total Investment Banking & Equities Senior Managing Directors, respectively, of which 144(1) and 136(2), respectively, were Investment Banking Senior Managing Directors.

(1) Senior Managing Director headcount as of December 31, 2024, adjusted to include two additional Investment Banking Senior Managing Directors committed to join in 2025 and to exclude for a known departure of one Investment Banking Senior Managing Director.
(2) Senior Managing Director headcount as of December 31, 2023, adjusted to include one additional Investment Banking Senior Managing Director that joined in January 2024.

Deferred Compensation

During 2024, the Company granted to certain employees 1.8 million unvested restricted stock units ("RSUs") (which were primarily granted in conjunction with the 2023 bonus awards) with a grant date fair value of $336.2 million.

In addition, during 2024, the Company granted $143.2 million of deferred cash awards to certain employees, related to our deferred cash compensation program, principally pursuant to 2023 bonus awards.

The Company recognized compensation expense related to RSUs and our deferred cash compensation program of $114.0 million and $476.2 million for the three and twelve months ended December 31, 2024, respectively, and $103.6 million and $439.1 million for the three and twelve months ended December 31, 2023, respectively.

As of December 31, 2024, the Company had 5.1 million unvested RSUs with an aggregate grant date fair value of $758.3 million. RSUs are expensed over the service period of the award, subject to retirement eligibility, and generally vest over four years.

As of December 31, 2024, the Company expects to pay an aggregate of $394.9 million related to our deferred cash compensation program at various dates through 2028, subject to certain vesting events. Amounts due pursuant to this program are expensed over the service period of the award, subject to retirement eligibility, and are reflected in Accrued Compensation and Benefits, a component of current liabilities.

In addition, from time to time, the Company also grants cash and equity-based performance awards to certain employees, the settlement of which is dependent on the performance criteria being achieved.

Capital Return Transactions

On February 4, 2025, the Board of Directors of Evercore declared a quarterly dividend of $0.80 per share to be paid on March 14, 2025 to common stockholders of record on February 28, 2025.

During the fourth quarter, the Company repurchased 14 thousand shares from employees for the net settlement of stock-based compensation awards at an average price per share of $297.41, and 0.1 million shares at an average price per share of $264.91 in open market transactions pursuant to the Company's share repurchase program. The aggregate 0.1 million shares were acquired at an average price per share of $269.06. During 2024, the Company repurchased 1.0 million shares from employees for the net settlement of stock-based compensation awards at an average price per share of $179.67, and 1.3 million shares at an average price per share of $203.84 in open market transactions pursuant to the Company's share repurchase program. The aggregate 2.3 million shares were acquired at an average price per share of $193.40.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, February 5, 2025, accessible via telephone and webcast. Investors and analysts may participate in the live conference call by dialing (800) 445-7795 (toll-free domestic) or (785) 424-1699 (international); passcode: EVRQ424. Please register at least 10 minutes before the conference call begins.

A live audio webcast of the conference call will be available on the Investor Relations section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days.

About Evercore

Evercore (NYSE: EVR) is a premier global independent investment banking advisory firm. We are dedicated to helping our clients achieve superior results through trusted independent and innovative advice on matters of strategic significance to boards of directors, management teams and shareholders, including mergers and acquisitions, strategic shareholder advisory, restructurings, and capital structure. Evercore also assists clients in raising public and private capital and delivers equity research and equity sales and agency trading execution, in addition to providing wealth and investment management services to high net worth and institutional investors. Founded in 1995, the Firm is headquartered in New York and maintains offices and affiliate offices in major financial centers in the Americas, Europe, the Middle East and Asia. For more information, please visit www.evercore.com.

Investor Contact:	Katy Haber
Head of Investor Relations & ESG
InvestorRelations@Evercore.com

Media Contacts:	Jamie Easton
Head of Communications & External Affairs
Communications@Evercore.com

Shree Dhond / Zach Kouwe
Dukas Linden Public Relations
Evercore@DLPR.com
(646) 722-6531

Basis of Alternative Financial Statement Presentation

Our Adjusted results are a non-GAAP measure. As discussed further under "Non-GAAP Measures", Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and better reflects how management views its operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of our U.S. GAAP results to Adjusted results is presented in the tables included in the following pages.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore's operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "backlog," "believes," "expects," "potential," "probable," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. All statements, other than statements of historical fact, included in this release are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore's business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under "Risk Factors" discussed in Evercore's Annual Report on Form 10-K for the year ended December 31, 2023, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

EVERCORE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2024 AND 2023
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Revenues
Investment Banking & Equities:
Advisory Fees	$849,556	$659,338	$2,440,605	$1,963,857
Underwriting Fees	26,401	19,119	157,067	111,016
Commissions and Related Revenue	58,049	55,979	214,045	202,789
Asset Management and Administration Fees	21,096	17,204	79,550	67,041
Other Revenue, Including Interest and Investments	24,423	36,708	105,094	97,963
Total Revenues	979,525	788,348	2,996,361	2,442,666
Interest Expense(1)	4,193	4,181	16,768	16,717
Net Revenues	975,332	784,167	2,979,593	2,425,949

Expenses
Employee Compensation and Benefits	639,386	559,899	1,974,036	1,656,875
Occupancy and Equipment Rental	24,121	20,335	90,953	84,329
Professional Fees	37,906	28,809	135,726	108,801
Travel and Related Expenses	20,562	18,437	79,446	64,527
Communications and Information Services	21,479	19,597	81,474	71,603
Depreciation and Amortization	5,840	5,975	24,468	24,348
Execution, Clearing and Custody Fees	3,473	3,430	13,211	12,275
Special Charges, Including Business Realignment Costs	—	—	7,305	2,921
Other Operating Expenses	10,007	9,996	46,060	41,135
Total Expenses	762,774	666,478	2,452,679	2,066,814

Income Before Income from Equity Method Investments and Income Taxes	212,558	117,689	526,914	359,135
Income from Equity Method Investments	977	1,981	6,231	6,655
Income Before Income Taxes	213,535	119,670	533,145	365,790
Provision for Income Taxes	58,749	27,622	115,408	80,567
Net Income	154,786	92,048	417,737	285,223
Net Income Attributable to Noncontrolling Interest	14,351	9,300	39,458	29,744
Net Income Attributable to Evercore Inc.	$140,435	$82,748	$378,279	$255,479

Net Income Attributable to Evercore Inc. Common Shareholders	$140,435	$82,748	$378,279	$255,479

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	38,228	37,871	38,365	38,101
Diluted	42,611	40,679	41,646	40,099

Net Income Per Share Attributable to Evercore Inc. Common Shareholders:
Basic	$3.67	$2.18	$9.86	$6.71
Diluted	$3.30	$2.03	$9.08	$6.37

(1)Includes interest expense on long-term debt.

Adjusted Results
Throughout the discussion of Evercore's business and elsewhere in this release, information is presented on an Adjusted basis, which is a non-generally accepted accounting principles ("non-GAAP") measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), adjusted to exclude certain items and reflect the conversion of certain Evercore LP Units and Unvested Restricted Stock Units into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted amounts are allocated to the Company's two business segments: Investment Banking & Equities and Investment Management. The differences between the Adjusted and U.S. GAAP results are as follows:
1.Assumed Exchange of Evercore LP Units into Class A Shares. The Adjusted results assume substantially all Evercore LP Units have been exchanged for Class A shares. Accordingly, the noncontrolling interest related to these units is converted to a controlling interest. The Company's management believes that it is useful to provide the per-share effect associated with the assumed conversion of substantially all of these previously granted equity interests and IPO related restricted stock units, and thus the Adjusted results reflect their exchange into Class A shares.
2.Adjustments Associated with Business Combinations and Divestitures. The following charges resulting from business combinations and divestitures have been excluded from the Adjusted results because the Company's Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:
a.Foreign Exchange Gains / (Losses). The release of cumulative foreign exchange losses in the third quarter of 2024 resulting from the redemption of the Company's interest in Luminis is excluded from the Adjusted presentation.
b.Gain on Sale of Interests in ABS. The gain on the sale of the remaining portion of the Company's interest in ABS in the third quarter of 2024 is excluded from the Adjusted presentation.
3.Special Charges, Including Business Realignment Costs. Expenses during 2024 that are excluded from the Adjusted presentation relate to the write-off of the remaining carrying value of the Company's investment in Luminis in connection with the redemption of the Company's interest. Expenses during 2023 that are excluded from the Adjusted presentation relate to the write-off of non-recoverable assets in connection with the wind-down of the Company's operations in Mexico.
4.Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
5.Presentation of Interest Expense. The Adjusted results present Adjusted Investment Banking & Equities Operating Income before interest expense on debt, which is included in interest expense on a U.S. GAAP basis.

6.Presentation of Income from Equity Method Investments. The Adjusted results present Income from Equity Method Investments within Revenue as the Company's Management believes it is a useful presentation.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net Revenues - U.S. GAAP	$975,332	$784,167	$2,979,593	$2,425,949
Income from Equity Method Investments (1)	977	1,981	6,231	6,655
Interest Expense on Debt (2)	4,193	4,181	16,768	16,717
Release of Foreign Exchange Losses from Luminis Redemption (3)	—	—	658	—
Gain on Sale of Interests in ABS (4)	—	—	(615)	—
Net Revenues - Adjusted	$980,502	$790,329	$3,002,635	$2,449,321

Other Revenue, net - U.S. GAAP	$20,230	$32,527	$88,326	$81,246
Interest Expense on Debt (2)	4,193	4,181	16,768	16,717
Release of Foreign Exchange Losses from Luminis Redemption (3)	—	—	658	—
Gain on Sale of Interests in ABS (4)	—	—	(615)	—
Other Revenue, net - Adjusted	$24,423	$36,708	$105,137	$97,963

Operating Income - U.S. GAAP	$212,558	$117,689	$526,914	$359,135
Income from Equity Method Investments (1)	977	1,981	6,231	6,655
Pre-Tax Income - U.S. GAAP	213,535	119,670	533,145	365,790
Release of Foreign Exchange Losses from Luminis Redemption (3)	—	—	658	—
Gain on Sale of Interests in ABS (4)	—	—	(615)	—
Special Charges, Including Business Realignment Costs (5)	—	—	7,305	2,921
Pre-Tax Income - Adjusted	213,535	119,670	540,493	368,711
Interest Expense on Debt (2)	4,193	4,181	16,768	16,717
Operating Income - Adjusted	$217,728	$123,851	$557,261	$385,428

Provision for Income Taxes - U.S. GAAP	$58,749	$27,622	$115,408	$80,567
Income Taxes (6)	(390)	2,624	2,312	5,739
Provision for Income Taxes - Adjusted	$58,359	$30,246	$117,720	$86,306

Net Income Attributable to Evercore Inc. - U.S. GAAP	$140,435	$82,748	$378,279	$255,479
Release of Foreign Exchange Losses from Luminis Redemption (3)	—	—	658	—
Gain on Sale of Interests in ABS (4)	—	—	(615)	—
Special Charges, Including Business Realignment Costs (5)	—	—	7,305	2,921
Income Taxes (6)	390	(2,624)	(2,312)	(5,739)
Noncontrolling Interest (7)	12,411	7,700	32,446	24,263
Net Income Attributable to Evercore Inc. - Adjusted	$153,236	$87,824	$415,761	$276,924

Diluted Shares Outstanding - U.S. GAAP	42,611	40,679	41,646	40,099
LP Units (8)	2,359	2,715	2,499	2,769
Unvested Restricted Stock Units - Event Based (8)	12	12	12	12
Diluted Shares Outstanding - Adjusted	44,982	43,406	44,157	42,880

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$3.30	$2.03	$9.08	$6.37
Diluted Earnings Per Share - Adjusted	$3.41	$2.02	$9.42	$6.46

Operating Margin - U.S. GAAP	21.8%	15.0%	17.7%	14.8%
Operating Margin - Adjusted	22.2%	15.7%	18.6%	15.7%

Effective Tax Rate - U.S. GAAP	27.5%	23.1%	21.6%	22.0%
Effective Tax Rate - Adjusted	27.3%	25.3%	21.8%	23.4%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2024
(dollars in thousands)
(UNAUDITED)

	Investment Banking & Equities Segment
	Three Months Ended December 31, 2024				Twelve Months Ended December 31, 2024
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$849,556	$31	(1)	$849,587	$2,440,605	$1,073	(1)	$2,441,678
Underwriting Fees	26,401	—		26,401	157,067	—		157,067
Commissions and Related Revenue	58,049	—		58,049	214,045	—		214,045
Other Revenue, net	19,970	4,193	(2)	24,163	86,772	17,426	(2)(3)	104,198
Net Revenues	953,976	4,224		958,200	2,898,489	18,499		2,916,988

Expenses:
Employee Compensation and Benefits	626,587	—		626,587	1,927,928	—		1,927,928
Non-Compensation Costs	119,309	—		119,309	456,257	—		456,257
Special Charges, Including Business Realignment Costs	—	—		—	7,305	(7,305)	(5)	—
Total Expenses	745,896	—		745,896	2,391,490	(7,305)		2,384,185

Operating Income (a)	$208,080	$4,224		$212,304	$506,999	$25,804		$532,803

Compensation Ratio (b)	65.7%			65.4%	66.5%			66.1%
Operating Margin (b)	21.8%			22.2%	17.5%			18.3%

	Investment Management Segment
	Three Months Ended December 31, 2024				Twelve Months Ended December 31, 2024
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$21,096	$946	(1)	$22,042	$79,550	$5,158	(1)	$84,708
Other Revenue, net	260	—		260	1,554	(615)	(4)	939
Net Revenues	21,356	946		22,302	81,104	4,543		85,647

Expenses:
Employee Compensation and Benefits	12,799	—		12,799	46,108	—		46,108
Non-Compensation Costs	4,079	—		4,079	15,081	—		15,081
Total Expenses	16,878	—		16,878	61,189	—		61,189

Operating Income (a)	$4,478	$946		$5,424	$19,915	$4,543		$24,458

Compensation Ratio (b)	59.9%			57.4%	56.9%			53.8%
Operating Margin (b)	21.0%			24.3%	24.6%			28.6%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2023
(dollars in thousands)
(UNAUDITED)

	Investment Banking & Equities Segment
	Three Months Ended December 31, 2023				Twelve Months Ended December 31, 2023
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$659,338	$226	(1)	$659,564	$1,963,857	$620	(1)	$1,964,477
Underwriting Fees	19,119	—		19,119	111,016	—		111,016
Commissions and Related Revenue	55,979	—		55,979	202,789	—		202,789
Other Revenue, net	31,809	4,181	(2)	35,990	78,281	16,717	(2)	94,998
Net Revenues	766,245	4,407		770,652	2,355,943	17,337		2,373,280

Expenses:
Employee Compensation and Benefits	550,763	—		550,763	1,617,449	—		1,617,449
Non-Compensation Costs	103,141	—		103,141	393,308	—		393,308
Special Charges, Including Business Realignment Costs	—	—		—	2,921	(2,921)	(5)	—
Total Expenses	653,904	—		653,904	2,013,678	(2,921)		2,010,757

Operating Income (a)	$112,341	$4,407		$116,748	$342,265	$20,258		$362,523

Compensation Ratio (b)	71.9%			71.5%	68.7%			68.2%
Operating Margin (b)	14.7%			15.1%	14.5%			15.3%

	Investment Management Segment
	Three Months Ended December 31, 2023				Twelve Months Ended December 31, 2023
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$17,204	$1,755	(1)	$18,959	$67,041	$6,035	(1)	$73,076
Other Revenue, net	718	—		718	2,965	—		2,965
Net Revenues	17,922	1,755		19,677	70,006	6,035		76,041

Expenses:
Employee Compensation and Benefits	9,136	—		9,136	39,426	—		39,426
Non-Compensation Costs	3,438	—		3,438	13,710	—		13,710
Total Expenses	12,574	—		12,574	53,136	—		53,136

Operating Income (a)	$5,348	$1,755		$7,103	$16,870	$6,035		$22,905

Compensation Ratio (b)	51.0%			46.4%	56.3%			51.8%
Operating Margin (b)	29.8%			36.1%	24.1%			30.1%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT AND CONSOLIDATED RESULTS
(dollars in thousands)
(UNAUDITED)

	U.S. GAAP
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Investment Banking & Equities
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$849,556	$659,338	$2,440,605	$1,963,857
Underwriting Fees	26,401	19,119	157,067	111,016
Commissions and Related Revenue	58,049	55,979	214,045	202,789
Other Revenue, net	19,970	31,809	86,772	78,281
Net Revenues	953,976	766,245	2,898,489	2,355,943

Expenses:
Employee Compensation and Benefits	626,587	550,763	1,927,928	1,617,449
Non-Compensation Costs	119,309	103,141	456,257	393,308
Special Charges, Including Business Realignment Costs	—	—	7,305	2,921
Total Expenses	745,896	653,904	2,391,490	2,013,678

Operating Income (a)	$208,080	$112,341	$506,999	$342,265

Investment Management
Net Revenues:
Asset Management and Administration Fees	$21,096	$17,204	$79,550	$67,041
Other Revenue, net	260	718	1,554	2,965
Net Revenues	21,356	17,922	81,104	70,006

Expenses:
Employee Compensation and Benefits	12,799	9,136	46,108	39,426
Non-Compensation Costs	4,079	3,438	15,081	13,710
Total Expenses	16,878	12,574	61,189	53,136

Operating Income (a)	$4,478	$5,348	$19,915	$16,870

Total
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$849,556	$659,338	$2,440,605	$1,963,857
Underwriting Fees	26,401	19,119	157,067	111,016
Commissions and Related Revenue	58,049	55,979	214,045	202,789
Asset Management and Administration Fees	21,096	17,204	79,550	67,041
Other Revenue, net	20,230	32,527	88,326	81,246
Net Revenues	975,332	784,167	2,979,593	2,425,949

Expenses:
Employee Compensation and Benefits	639,386	559,899	1,974,036	1,656,875
Non-Compensation Costs	123,388	106,579	471,338	407,018
Special Charges, Including Business Realignment Costs	—	—	7,305	2,921
Total Expenses	762,774	666,478	2,452,679	2,066,814

Operating Income (a)	$212,558	$117,689	$526,914	$359,135

(a) Operating Income excludes Income (Loss) from Equity Method Investments.

Notes to Unaudited Condensed Consolidated Adjusted Financial Data

For further information on these adjustments, see page A-2.

(1)Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted presentation.
(2)Interest Expense on Debt is excluded from Net Revenues and presented below Operating Income in the Adjusted results and is included in Interest Expense on a U.S. GAAP basis.
(3)The release of cumulative foreign exchange losses in the third quarter of 2024 resulting from the redemption of the Company's interest in Luminis is excluded from the Adjusted presentation.
(4)The gain on the sale of the remaining portion of the Company's interest in ABS in the third quarter of 2024 is excluded from the Adjusted presentation.
(5)Expenses during 2024 that are excluded from the Adjusted presentation relate to the write-off of the remaining carrying value of the Company's investment in Luminis in connection with the redemption of the Company's interest. Expenses during 2023 that are excluded from the Adjusted presentation relate to the write-off of non-recoverable assets in connection with the wind-down of the Company's operations in Mexico.
(6)Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
(7)Reflects an adjustment to eliminate noncontrolling interest related to substantially all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted presentation.
(8)Assumes the exchange into Class A shares of substantially all Evercore LP Units and IPO related restricted stock unit awards in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP Units are anti-dilutive.